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                                                                    EXHIBIT 23.5


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


    I, Nancy Y. Bekavac, hereby consent to being named in the Registration Statement on Form S-4 of Price Enterprises, Inc. as a person about to become a director of Price Enterprises, Inc.



Dated: November 9, 1994



                                                  /s/ NANCY Y. BEKAVAC


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                                                     Nancy Y. Bekavac